SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            ONE VALLEY BANCORP, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            ONE VALLEY BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



DATE:       April 27, 1999

TIME:       10:00 A.M., local time

PLACE:      Charleston Town Center Marriott
            200 Lee Street East
            Charleston, West Virginia



MATTERS TO BE VOTED UPON:

1. Election of 12 directors - nine directors to serve three-year terms and three directors to serve two-year terms;

2. Ratification of the Board of Directors' selection of Ernst & Young LLP as One Valley's independent auditors for 1999; and

3.      Any other matters that properly come before the meeting.

Shareholders who are holders of record on March 9, 1999, may vote at the meeting.

                                            By Order of the Board of Directors



                                            J. Holmes Morrison
                                            President

Charleston, West Virginia
March 26, 1999



Please sign and return the enclosed proxy card as soon as possible, even if you plan to attend the meeting. You may revoke your proxy before it is voted at the meeting.

                                      TABLE OF CONTENTS

        _________________________________________________________________            PAGE NO.

        VOTING PROCEDURES AND REVOKING YOUR PROXY...............................           1

           VOTING FOR DIRECTORS.................................................           2

           VOTING FOR RATIFICATION OF AUDITORS..................................           2

           REVOKING YOUR PROXY..................................................           2

     * ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD).............................           3

           MANAGEMENT NOMINEES TO ONE VALLEY'S BOARD............................           3

           OTHER NOMINEES.......................................................           7

           BOARD INFORMATION....................................................           7

                  Number of Meetings............................................           7
                  Board Committees..............................................           7
                  Board Compensation............................................           8
                  Section 16(a) Beneficial Ownership Reporting Compliance.......           8
                  Certain Transactions with Directors and Officers and Their
                  Associates ...................................................           8
                  Compensation Committee Interlocks and Insider Participation...           9
                  Board Compensation Committee Report on Executive Compensation.           9
                  Performance Graph.............................................          12
                  Five-Year Cumulative Total Return Comparison..................          12

           EXECUTIVE COMPENSATION AND OTHER INFORMATION.........................          13

                  Summary of Compensation.......................................          13
                  Summary of Stock Options......................................          14
                  Summary of Option Exercises...................................          15
                  Retirement Benefits...........................................          15
                  Change in Control Arrangements................................          17

             ONE VALLEY SHARE OWNERSHIP.........................................          18

               Directors, Executive Officers and Nominees.......................          18
               Certain Beneficial Owners -
               One Valley Common Stock Ownership................................          21

*    RATIFICATION OF AUDITORS (ITEM 2 ON PROXY CARD)..................... ......          22

          FORM 10-K ANNUAL REPORT TO THE SECURITIES AND
          EXCHANGE COMMISSION...................................................          23

          OTHER INFORMATION.....................................................          23

          SHAREHOLDER PROPOSALS FOR 1999........................................          23


   *  Matters to be voted upon.

                            ONE VALLEY BANCORP, INC.
                                ONE VALLEY SQUARE
                             SUMMERS AND LEE STREETS
                                 P. O. BOX 1793
                         CHARLESTON, WEST VIRGINIA 25326


                                 PROXY STATEMENT


        One Valley's Board of Directors is soliciting proxies to vote One Valley shares at the 1999 Annual Meeting of Shareholders. Shareholders will meet at 10:00 a.m. on Tuesday, April 27, 1999, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 26, 1999, One Valley began mailing this proxy statement to shareholders of record as of March 9, 1999. Shareholders as of March 9, 1999, may vote at the meeting.

        Please read this proxy statement carefully. You will find more information about One Valley in our enclosed 1998 Annual Report to Shareholders and in the public documents we file with the Securities and Exchange Commission.

        One Valley will pay for the Board of Directors' solicitation of proxies, and employees of One Valley and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

        As of March 5, 1999, One Valley had 70,000,000 authorized shares of common stock with 34,401,692 shares issued and outstanding.






                    VOTING PROCEDURES AND REVOKING YOUR PROXY

        If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares "FOR" the election of the 12 nominees as directors and "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

VOTING FOR DIRECTORS

        Directors are elected by a plurality of the shares voted. This means that the 12 nominees receiving the most votes will be elected. You may vote each share you own for each nominee. Alternatively, you may choose to vote cumulatively, a process explained below. Cumulative voting is applicable only to the election of directors.

        To vote cumulatively, you multiply the number of shares you own times the number of nominees, resulting in a cumulative total. You may vote your cumulative total for one nominee or divide it among nominees in any proportion you choose. The following is an example of how cumulative voting works. If you own five shares and there are 12 nominees for director, you have a cumulative total of 60 votes. You may choose to vote all 60 votes for one nominee and not vote for the other nominees. Or, you may allocate 30 votes for one nominee, 30 votes for another nominee and not vote for the others. Or, you may choose any other allocation of your cumulative total over all or part of the 12 nominees. If you vote your shares cumulatively by proxy, you must indicate how you wish to divide your cumulative total. Otherwise, the proxies will vote the cumulative total evenly or in a manner to elect as many of One Valley's nominees as possible.


VOTING FOR RATIFICATION OF AUDITORS

        A favorable vote by a majority of shareholders of One Valley common stock represented at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for 1999.


REVOKING YOUR PROXY

        You may revoke your proxy before it is voted at the Annual Meeting by:

        o    notifying One Valley in person;

        o    giving written notice to One Valley;

        o    submitting to One Valley a subsequently dated proxy; or

        o    attending the meeting and withdrawing the proxy before it is voted.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     One Valley's Bylaws provide that the Board of Directors can set the number of directors but also provide that the Board of Directors must have no less than six nor more that 33 directors. The Board of Directors has set the number of directors to serve in 1999 at 26, which means that 12 directors will be elected at the 1999 annual meeting.

     One Valley's Articles of Incorporation divide the Board of Directors into three classes, each of which serves for three years. The classes are to be approximately equal. Because of this arrangement, One Valley has nominated nine nominees for three-year terms and three nominees for two-year terms. Following the election, the three classes would be; nine directors in the class of 2000, eight directors in the class of 2001 and nine directors in the class of 2002.

MANAGEMENT NOMINEES TO ONE VALLEY'S BOARD

[PHOTO HERE]   PHYLLIS H. ARNOLD
               Director since 1993
               Term expires 2002
               Age 50
               President and Chief Executive
               Officer - One Valley Bank, National
               Association, Charleston, WV


[PHOTO HERE]   CHARLES M. AVAMPATO
               Director since 1984
               Term expires 2002
               Age 60
               President-Clay Foundation, Inc.,
               Charleston, WV (Charitable Foundation)

[PHOTO HERE]   JAMES K. CANDLER
               Director since 1998
               Term expires 2002
               Age 63
               President-Candler Oil Company,
               Inc., Lynchburg, VA

[PHOTO HERE]   JAMES L. DAVIDSON, JR.
               Director since 1998
               Term expires 2002
               Age 65
               Chairman of the Board - One Valley
               Bank-Central, VA. Lynchburg, VA

[PHOTO HERE]   JOHN D. LYNCH
               Director since 1986
               Term expires 2002
               Age 58
               Vice President-Davis Lynch Glass
               Company. Star City, WV

[PHOTO HERE]   JOHN MORK
               Nominee
               Term expires 2001
               Age 51
               President and Chief Executive Officer
               and Director - Energy Corporation
               of America. Denver, CO

[PHOTO HERE]   CHARLES R. NEIGHBORGALL, III
               Director since 1987
               Term expires 2002
               Age 57
               President - The Neighborgall
               Construction Company, Huntington,
               WV

[PHOTO HERE]   WILLIAM A. RICE, JR.
               Nominee
               Term expires 2001
               Age 52
               1999 to present - President -
               AIRGAS, INC.  (ARG, NYSE)
               (distributor of welding equipment and
               gases) Radnor, PA; 1995 to 1998 -
               Group President Airgas Direct
               Industrial, Charleston, WV; 1993 to
               1995 - Vice President Purchasing.

[PHOTO HERE]   W. LOWRIE TUCKER, III
               Director since 1998
               Term expires 2002
               Age 46
               President - One Valley Bank -
               Shenandoah, Raphine, VA

[PHOTO HERE]   J. LEE VAN METRE, JR.
               Director since 1986
               Term expires 2002
               Age 61
               Attorney - Steptoe & Johnson;
               Secretary of the Board - One Valley
               Bank - East, National Association,
               Martinsburg, WV

[PHOTO HERE]   EDWIN H. WELCH
               Nominee
               Term expires 2001
               Age 54
               1989 to present - President -
               University of Charleston,
               Charleston, WV

[PHOTO HERE]   JOHN H. WICK, III
               Director since 1993
               Term expires 2002
               Age 53
               1992 to present - Vice President -
               Dickinson Fuel Co., Inc., Charleston
               WV(1)

DIRECTORS CONTINUING TO SERVE UNEXPIRED TERMS

[PHOTO HERE]   DENNIS M. BONE
               Director since 1997
               Term expires 2000
               Age 47
               1995 to present - President and Chief
               Executive Officer - Bell Atlantic -
               West Virginia, Inc.; formerly
               Vice President External Affairs -
               Bell Atlantic - New Jersey, Inc.,
               Charleston, WV

[PHOTO HERE]   JAMES K. BROWN
               Director since 1981
               Term expires 2001
               Age 69
               Attorney - Jackson & Kelly PLLC
               Charleston, WV

[PHOTO HERE]   NELLE RATRIE CHILTON
               Director since 1989
               Term expires 2001
               Age 59
               Director and Vice President -
               Dickinson Fuel Co., Inc.,
               Charleston, WV; TerraCo., Inc.,
               Charleston, WV; TerraCare,
               Inc., TerraSalis, Inc., TerraSod,
               Inc., Malden. WV (Landscaping) (1)

[PHOTO HERE]   H. RODGIN COHEN
               Director since 1997
               Term expires 2000
               Age 54
               Attorney - Sullivan & Cromwell,
               New York, NY

[PHOTO HERE]   R. MARSHALL EVANS, JR.
               Director since 1984
               Term expires 2001
               Age 57
               President - Dickinson Co., LLC,
               Quincy Coal Co., and Chesapeake
               Mining Co., Charleston, WV; Vice
               President - Geary Securities,
               Charleston, WV; President -
               Hubbard Properties, Inc., Cheyenne,
               WY (2)

[PHOTO HERE]   BOB M. JOHNSON
               Director since 1996
               Term expires 2000
               Age 63
               1998 to present - Vice Chairman of
               the Board - One Valley Bank -
               Central Virginia; 1996 to 1997 -
               President and Chief Executive Officer
               - One Valley Bank - Central Virginia;
               formerly President and Chief Executive
               Officer - Co-operative Savings Bank, FSB,
               Lynchburg, VA

[PHOTO HERE]   ROBERT E. KAMM, JR.
               Director since 1987
               Term expires 2000
               Age 47
               President and Chief Executive
               Officer - One Valley Bank - South,
               Inc., Summersville, WV

[PHOTO HERE]   EDWARD H. MAIER
               Director since 1983
               Term expires 2000
               Age 55
               President - General Corporation,
               Charleston, WV (Real Estate
               Investment and Natural Gas
               Production)

[PHOTO HERE]   J. HOLMES MORRISON
               Director since 1990
               Term expires 2000
               Age 58
               President and Chief Executive
               Officer - One Valley Bancorp, Inc.,
               and Chairman of the Board - One
               Valley Bank, National Association,
               Charleston, WV

[PHOTO HERE]   JOHN L. D. PAYNE
               Director since 1981
               Term expires 2001
               Age 60
               President - Payne-Gallatin Mining
               Co., Charleston, WV (2)

[PHOTO HERE]   LACY I. RICE, JR.
               Director since 1994
               Term expires 2000
               Age 67
               Attorney - Bowles, Rice, McDavid,
               Graff & Love PLLC; Vice Chairman
               of the Board - One Valley Bancorp,
               Inc., Charleston, WV; Chairman of
               the Board - One Valley Bank - East,
               Martinsburg, WV

[PHOTO HERE]   BRENT D. ROBINSON
               Director since 1994
               Term expires 2001
               Age 51
               1998 to present - President and Chief
               Executive Officer - One Valley Bank -
               East, Martinsburg, WV; 1995 to
               1997 - President and Chief Executive
               Officer - One Valley Bank of Huntington,
               Huntington, WV; 1993 to 1996 - Executive
               Vice President, One Valley Bancorp, Inc.

[PHOTO HERE]   RICHARD B. WALKER
               Director since 1991
               Term expires 2000
               Age 60
               Chairman of the Board and Chief
               Executive Officer - Cecil I. Walker
               Machinery Co., Belle, WV

[PHOTO HERE]   THOMAS D. WILKERSON
               Director since 1981
               Term expires 2000
               Age 70
               Senior Agent - Northwestern Mutual
               Life Insurance Company, Charleston,
               WV

_________________

(1) John H. Wick, III is the brother-in-law of Nelle Ratrie Chilton.

(2) R. Marshall Evans, Jr. and John L. D. Payne are first cousins.

OTHER NOMINEES

        One Valley's Bylaws require that any nominations for election to the Board of Directors, other than those made by One Valley, must be made by a shareholder. The nomination must be in writing and delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting. However, if One Valley gives less than 21 days' notice of the meeting, the nominations must be mailed or delivered to the President not later than the 7th day after the notice of meeting was mailed.

        A shareholder nomination must include the:

        o    name and address of the proposed nominee(s);

        o    principal occupation of proposed nominee(s);

        o    total shares to be voted for each proposed nominee;

        o    name and address of the shareholder making the nomination; and

        o    number of shares owned by the shareholder making the nomination.

If a shareholder does not follow these nomination requirements, the Chairman of the meeting does not have to accept the nomination. This means that unless these requirements are met, the shareholder's nominee(s) will not be included among the nominees for election and any votes for those nominees will not be counted.


BOARD INFORMATION


NUMBER OF MEETINGS

        The Board of Directors met six times in 1998. All of One Valley's directors attended 75% or more of all Board and Committee meetings during 1998, with the exception of Messrs. Cohen, Kamm and Wehrle.


BOARD COMMITTEES

        The AUDIT COMMITTEE has seven members, Charles M. Avampato, James K. Brown, Nelle Ratrie Chilton, Edward H. Maier, John L. D. Payne, Richard B. Walker and Thomas D. Wilkerson, and met four times in 1998. This committee monitors audit and internal controls, the scope and results of audits by independent auditors, the activities of the internal audit staff and internal audit results.

        The COMPENSATION COMMITTEE has five members, Charles M. Avampato, Dennis
M. Bone, Nelle Ratrie Chilton, John L. D. Payne and H. Bernard Wehrle, III, and met twice in 1998. This committee administers the One Valley Bancorp, Inc., 1983 and 1993 Incentive Stock Option Plans and approves compensation levels for the executive management group of One Valley and its subsidiaries.

        The BOARD GOVERNANCE COMMITTEE has six members, Robert F. Baronner, Dennis M. Bone, Nelle Ratrie Chilton, J. Holmes Morrison, John L. D. Payne and Angus E. Peyton and met once in 1998. Among other things, this committee recommends nominees to fill vacancies on the Board of Directors.


BOARD COMPENSATION

        During 1998, each director who was not an employee of One Valley received $650 for each meeting of the Board of Directors he or she attended. Additionally, non-employee directors who were members of the Audit Committee received $350 per meeting attended and $300 for other committee meetings attended. In addition, Mr. Baronner received $18,000 for serving as Chairman of the Board. Each director not employed by One Valley also receives an annual grant of 100 shares of One Valley common stock. During 1998, there were no other compensation arrangements for One Valley directors.

        Under the One Valley Deferred Compensation Plan, One Valley directors may defer fees they receive for serving as directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires One Valley's directors and executive officers to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to One Valley. Based on a review of the reports furnished to One Valley and written statements that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were met except for Mr. Edward H. Maier, who filed one report late. One Valley is required to report late filings.


CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS AND THEIR ASSOCIATES

        One Valley and its banking subsidiaries have and expect to have business transactions with directors, officers, principal shareholders and their associates. During 1998, all of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with affiliated persons. One Valley's management believes that these transactions, which at December 31, 1998, were, in the aggregate, 14.32% of total shareholders' equity, did not involve more than the normal business risk of collection or include other unfavorable features.

        Jackson & Kelly PLLC, a law firm in which Director James K. Brown is a member, Steptoe & Johnson, a law firm in which Director J. Lee Van Metre, Jr., is a partner, Bowles, Rice, McDavid, Graff

& Love PLLC, a law firm in which Director Lacy I. Rice, Jr., is of counsel, and Sullivan & Cromwell, a law firm in which Director H. Rodgin Cohen is a partner, performed legal services for One Valley and its subsidiaries in 1998. Based on information provided by Messrs. Brown, Van Metre, Rice and Cohen, the payments made to these law firms were less than five percent of the gross revenues of each of those firms in 1998. In One Valley's opinion, these transactions were on terms as favorable to One Valley as they would have been with unaffiliated third parties.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1998, One Valley's affiliate banks and One Valley Square, Inc., paid $114,910 to TerraCare, Inc., for landscaping services. TerraCare, Inc., is a wholly owned subsidiary of TerraCo, Inc. Director Nelle Ratrie Chilton is Vice President and director of TerraCo, Inc. In the opinion of One Valley, these transactions were on terms as favorable to One Valley as they would have been with third parties not otherwise affiliated with One Valley. The members of One Valley's Compensation Committee during 1998 were Phillip H. Goodwin, Charles M. Avampato, Dennis M. Bone, Nelle Ratrie Chilton, John L. D. Payne and H. Bernard Wehrle, III.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs to accomplish three objectives:

        o    to attract and retain highly capable and well-qualified executives;

        o to focus executives' efforts on increasing long-term shareholder value; and

        o to reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of One Valley.

The Committee has determined that to accomplish these objectives, total compensation should be composed of base salary, short-term incentive compensation and long-term incentive compensation. Total compensation refers to the totals of the annual cash compensation and average long-term incentives.

        The Committee meets at least annually and otherwise when necessary with the Chief Executive Officer and the senior human resources executive to review and approve the compensation programs for executives. Outside compensation consultants are retained when the Committee deems it appropriate. In determining the salary budget for 1998 and in fixing levels of executive compensation, the Committee considered:

        o  the review of compensation by Price Waterhouse LLP,

        o One Valley's performance relative to its long-range goals and its peers,

        o  the relative individual performances of each executive.

In its evaluation of One Valley's corporate performance when fixing base salary levels, the Committee does not assign weights to the individual factors which, taken together, constitute "corporate performance."

        The Compensation Committee has determined that One Valley's compensation is generally competitive with peer banks; however, One Valley places slightly more emphasis on the incentive components of the compensation package than the banks included in the peer group. Base compensation for One Valley's executives is somewhat below the average for similar positions within comparable financial institutions. The Committee believes, philosophically, that total compensation should trend toward having a relatively higher percentage of compensation at risk.

        In 1998, the Committee retained Towers Perrin to study the cash and non-cash compensation of the most senior executives of One Valley. This new study will assist the Committee in its continuing evaluation of the external competitiveness of compensation and executive benefits available to One Valley executives. The information will be used for establishing compensation practices for 1999.

        One Valley pays short-term incentive compensation to key executives, as determined by the Compensation Committee, pursuant to One Valley's Executive Incentive Compensation Plan ("EICP"). Awards under EICP are based upon individual and corporate performance. Corporate performance is measured by One Valley's earnings per share (EPS) growth relative to a target level set by the Board of Directors, and One Valley's performance on six financial measures as compared to a selected peer group. The comparative measures are: net operating expenses / average assets; non-performing assets / (loans and OREO); net loan charge-offs / average loans; efficiency ratio; return on assets; and return on equity. The individual portion is based upon performance of the executive and the unit he or she manages in meeting established objectives.

        In establishing the short-term payouts for 1998, the Committee considered One Valley's performance relative to peers which placed results in the top quintile of the peer group of fifteen (15) banks. EICP awards were influenced by the impact of acquisition costs on certain goals. However, the Committee considers the impact of these acquisition costs to be short-term in nature and a transition to greater long-term value.

        The Committee believes that shareholder value can be further increased by aligning the financial interests of One Valley's key executives with those of its shareholders. Awards of stock options pursuant to One Valley's Incentive Stock Option Plan ("ISOP") are intended to meet this objective and constitute the long-term incentive portion of executive compensation. Participation in the ISOP is specifically approved by the Committee and consists of approximately twenty-five to thirty senior management employees of One Valley and its affiliate banks who are deemed to have the opportunity to most significantly affect corporate results.

        Under the ISOP, the option price paid by the executive to exercise the option is the fair market value of One Valley Common Stock on the day the option is granted. The executive may exercise the option any time within a ten-year period. The options gain value over that time only if the market price of One Valley stock increases. The Committee believes the ISOP focuses the attention and efforts of executive management upon increasing long-term shareholder value. The Committee awards options once each year to key executives in amounts it believes are adequate to achieve the desired objective. The total number of shares available for award in each plan year is specified in the ISOP. These shares are usually allocated to executives based upon the recommendation of the Chief Executive Officer.

        The Compensation Committee determines total compensation for the CEO in basically the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of One Valley. Therefore, One Valley's performance has a direct impact upon the CEO's compensation. One Valley's earnings per share determines the amount of base compensation increase and significantly affects the EICP award. In addition, the market price of One Valley Common Stock determines the value of options previously awarded to the CEO. The base compensation of the CEO in 1998 was based primarily on the corporate results in 1997 relative to long-range plan goals for earnings, asset quality, capital, liquidity and resource utilization. As discussed above, no attempt is made by the Committee to assign weights to the components of corporate performance in fixing the CEO's base compensation.

        This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless One Valley specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

        The report is submitted by the Compensation Committee, which consists of

                   Dennis M. Bone, Chairman
                   Charles M. Avampato
                   Nelle Ratrie Chilton
                   John L. D. Payne
                   H. Bernard Wehrle, III.

PERFORMANCE GRAPH

        The following five-year performance graph compares the yearly change in cumulative total shareholder return on One Valley common stock, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index - 04. Industry Group Index - 04 consists of all banks and bank holding companies within the United States whose stock has been publicly traded for at least six years. This graph assumes the reinvestment of all dividends and an initial investment of $100. There is no assurance that One Valley's stock performance will continue in the future with the same or similar trends as the graph depicts.

FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON*

                                                    One Valley
               S&P 500     Publicly Traded Banks      Bancorp

1993             100               100                  100
1994             101                97                  104
1995             139               135                  119
1996             171               177                  183
1997             229               255                  244
1998             294               268                  213


*The graph shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless One Valley specifically incorporates this graph by reference. It will not otherwise be filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF COMPENSATION

        The following table summarizes the compensation One Valley paid its chief executive officer and the four other most highly compensated executive officers as of the end of 1998.



                           SUMMARY COMPENSATION TABLE


                          Annual Compensation                       Long-Term Compensation
                          -------------------                     ------------------------
                                                                       Awards    Payouts
                                                                      -------   ---------
                                                                                              All Other
                                                 Other                                      Compensation
                                       Incentive Annual    Restricted  Securities            (Including
                                       Compen-   Compen-    Stock      Underlying  LTIP        401(k)
Name and                      Salary   sation    sation    Award(s)    Options    Payouts    Matching
Principal Position      Year    ($)      ($)       ($)       ($)        (#)         ($)     Contributions)
------------------      ----    ---      ---       ---        ---       ---         ---     --------------
J. Holmes Morrison      1998  400,000  160,000      0          0         18,000      0        4,000
President and CEO       1997  377,000  180,960      0          0         18,000      0        4,000
                        1996  362,000  173,760      0          0         15,625      0        3,750


Phyllis H. Arnold       1998  245,083   93,744      0          0         11,000      0        4,000
Exec. Vice President    1997  227,000   86,442      0          0         10,875      0        4,000
& Chief Operating       1996  218,000   93,696      0          0          9,375      0        3,750
Officer


Frederick H. Belden,    1998  192,000   61,920      0          0          8,200      0        4,000
Jr.                     1997  181,000   62,445      0          0          8,125      0        4,000
Exec. Vice President    1996  174,000   60,030      0          0          7,031      0        3,750



Laurance G. Jones       1998  190,000   59,850      0          0          8,200      0        4,000
Exec. Vice President    1997  178,000   60,609      0          0          8,125      0        4,000
                        1996  171,000   58,995      0          0          7,031      0        3,750



Kenneth R. Summers      1998  167,917  48,663       0          0          7,200      0        4,000
Sr. Vice President      1997  158,000  47,795       0          0          7,125      0        4,000
                        1996  152,000  46,740       0          0          6,250      0        3,750



SUMMARY OF STOCK OPTIONS

        The following table lists One Valley's grants during 1998 of stock options to the listed officers and all recipients of options under One Valley's 1993 Incentive Stock Option Plan. The table also provides information about the potential gain to all shareholders at the designated rate of appreciation. The actual value, if any, an officer may realize depends on the amount by which the stock market price is greater than the exercise price. The exercise price is the price the employee must pay to buy the shares. It is set at the fair market value of One Valley common stock on the date One Valley granted the options. Recipients may exercise options at any time. The table reflects the impact of a 25% stock dividend declared on August 19, 1997. One Valley did not award any stock appreciation rights.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                        --------------------------------------------------------


                        Number of                                              Potential Realizable Value
                        Securities    % of Total                                At Assumed Annual Rates
                        Underlying     Options                                  Of Stock Appreciation for
                        Options       Granted to     Exercise or                 Ten-Year Option Term
                         Granted     Employees in    Base Price    Expiration     5%             10%
Name                       (#)       Fiscal Year     ($/Sh) (1)      Date        ($)             ($)
----                       ---       -----------    ----------       ----       -----           -----

J. Holmes Morrison        18,000        11.1%          38.22       04/29/08      432,540     1,096,380
Phyllis H. Arnold         11,000         6.8%          38.22       04/29/08      264,330       670,010
Frederick H. Belden, Jr.   8,200         5.1%          38.22       04/29/08      197,046       499,462
Laurance G. Jones          8,200         5.1%          38.22       04/29/08      197,046       499,462
Kenneth R. Summers         7,200         4.4%          38.22       04/29/08      173,016       438,552

26 Optionees
(including the five      157,900       100.0%          38.22       04/29/08    3,794,337     9,617,689
listed above)

One Optionee              4,000          -             36.63       05/18/08       92,160       233,520


All Shareholders            -             -               -           -      825,984,625 2,092,998,941

Optionee Gain as % of
All Shareholders' Gain      -             -               -           -             .49%          .49%


-----------------------
(1) Plan participants may use previously owned shares to pay for an option's exercise price. Additionally, plan participants may have One Valley withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations. In 1997, One Valley amended the plan to extend the expiration period of the options to the earlier of three years or the full option term if a participant retires, is disabled or is terminated because of a change in control. The number of shares has been adjusted for the 25% stock dividend declared on August 19, 1997.

SUMMARY OF OPTION EXERCISES

        The following table lists the number of shares acquired and the value realized as a result of the exercise of options during 1998 for the listed officers. The value realized is the difference between the market price of the shares acquired and the exercise price of the options. The table also lists the number of shares underlying unexercised options as well as values for "in-the-money" options. Options are "in-the-money" if the 1998 year-end share price is higher than the exercise price.


                             OPTION EXERCISES IN LAST FISCAL YEAR



                                                                    Number of
                                                                   Securities        Value of
                                                                   Underlying      Unexercised
                                                                   Unexercised     In-the-Money
                               Shares                               Options at       Options at
                             Acquired On                           FY-End (#)       FY-End ($)
Name                         Exercise (#)   Value Realized ($)   Exercisable     Exercisable
----                        -------------   -----------------   --------------   ------------
J. Holmes Morrison            4,600                112,600            52,639         626,422
Phyllis H. Arnold             7,680                170,261            37,090         422,778
Frederick H. Belden, Jr.      1,000                 18,528            32,438         380,450
Laurance G. Jones             1,087                 15,090            25,818         260,007
Kenneth R. Summers                0                      0            40,544         565,767








RETIREMENT BENEFITS

        One Valley maintains a qualified pension plan. Compensation covered by a qualified pension plan is based on total pay received during a period of 60 consecutive months of employment which results in the highest total pay. "Total pay" does not include stock options or payments in lieu of benefits under One Valley's flexible benefits program. "Total pay" is the total annual salary and bonus listed in the Summary Compensation Table.

        For purposes of calculating retirement, the benefits compensation is capped at $160,000. As of November 1, 1998, the credited years of service under the retirement plan for the following individuals were: Phyllis H. Arnold,
22.667 years; J. Holmes Morrison, 31.167 years; Frederick H. Belden, Jr., 31.000 years; Laurance G. Jones, 29.417 years; and Kenneth R. Summers, 35.417 years.

        In 1990, One Valley established a Supplemental Employee Retirement Plan for members of senior management, including the individuals named in the Summary Compensation Table. This plan provides for a benefit at normal retirement of 65% of final average compensation, less the retirement benefit under the Defined Benefit Pension Plan, any retirement benefits from a previous employer and the employee's Social Security benefit. The plan also provides a reduced early retirement benefit and a disability retirement benefit. Both of these benefits are reduced by benefits paid under One Valley's Long Term Disability Plan and Social Security benefits an employee receives.

        In 1997, One Valley amended the Supplemental Employee Retirement Plan to exclude stock options and payments in lieu of benefits under One Valley's flexible benefits program from the calculation of Supplemental Employee Retirement Plan benefits. During 1998, $371,794 was accrued for the Supplemental Employee Retirement Plan Trust, and $178,449 was paid into the Trust.

        For illustrative purposes, the following table lists the approximate annual retirement benefits (Qualified Plan and Supplemental Plan) an employee would receive if he or she retired on November 1, 1998, at age 65. Amounts are based on the full life annuity form under various assumptions as to salary and years of service. Benefits are not subject to deduction for Social Security or other offset amounts.

                               PENSION PLAN TABLE

   Highest Consecutive               Estimated Annual Pension For
       Five-Year                Representative Years of Credited Service
   Average Compensation*           15              20        25 or More

       $125,000                 $ 27,665         $ 36,887       $ 65,146
        150,000                   33,665           44,887         81,396
        175,000                   39,665           52,887         97,646
        200,000                   45,665           60,887        113,896
        225,000                   51,665           68,887        130,146

        250,000                   57,665           76,887        146,396
        300,000                   69,665           92,887        178,896
        400,000                   93,665          124,887        243,896
        450,000                  105,665          140,887        276,396
        500,000                  117,665          156,887        308,896

        550,000                  129,665          172,887        341,396
        600,000                  141,665          188,887        373,896
        650,000                  153,665          204,887        406,396
        700,000                  165,665          220,887        438,896


    *  IRS Maximum for Qualified Plan is $160,000.

CHANGE IN CONTROL ARRANGEMENTS

        In October 1996, One Valley entered into agreements with all officers listed in the Summary Compensation Table and with other officers to encourage those key officers not to seek other employment because of the possibility of another entity's acquiring One Valley. One Valley designed these agreements to secure the executives' continued service and dedication in the face of the perception a change in control could occur, or an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed entering into these agreements was in One Valley's best interest. The 1996 agreements replaced existing change in control agreements and were not entered into because a change in control was imminent.

        Generally, the agreements apply if there is a change in control of One Valley and for two years following the change in control. During this period, if the executive (a) is terminated by One Valley without cause, (b) resigns for "good reason," or (c) if an executive at the level of executive vice president or above voluntarily terminates employment during the thirteenth month after a change in control, then the executive will receive cash equal to either three (at the level of executive vice president or above) or two times the sum of (a) the executive's base salary and average bonus for the three years prior to the change in control, and (b) a pro rata portion of the executive's target bonus for the year when the change in control occurs. Health benefits will continue for 36 months following that period, and the executive will receive retiree medical benefits if the executive has 10 years of service and is at least 50 years old.

        If an excise tax under Section 4999 of the Internal Revenue Code applies to these agreements, One Valley will pay executives (at the level of executive vice president or above) an additional amount so that after payment of the tax, the executive has received the full change in control benefits. However, the extra payment will not be made and payments will be capped if One Valley reduces the change in control payments so that no excise tax is due. If necessary, One Valley will reduce payments for other executives under the change in control agreements so no excise tax would be due. Under the agreements, executives will not resign for 180 days after change in control activities have begun, unless the activities terminate or a change in control occurs.

        Under the change in control agreements, a "change in control" means (a) a person becomes the beneficial owner of 50% or more of the voting power of One Valley, (b) a change in a majority of the Board, (c) the completion of a reorganization, merger, consolidation or sale of substantially all of One Valley's assets (unless One Valley's shareholders receive more than 60% of the voting stock of the acquiring company, no person acquires more than 50% of the voting stock, and One Valley's Board of Directors constitutes a majority of the continuing board of directors of the acquiring company), or (d) a liquidation, dissolution or sale or disposition of all or substantially all of One Valley's assets.

ONE VALLEY SHARE OWNERSHIP

        The following table lists One Valley's share ownership for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. Information in the table is as of March 5, 1999. Share totals include 100 directors' qualifying shares which One Valley's Bylaws require each director to own. The Bylaws further require that to be eligible for re-election, a director must own at least 500 shares by the end of the first three years of service.

DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES


                                                                               SHARES
               NAME                     POSITIONS WITH COMPANY           BENEFICIALLY OWNED
               ----                     ----------------------           ------------------

NOMINEES FOR THREE-YEAR TERM:
-----------------------------

Phyllis H. Arnold                      Chief Operating Officer,                   90,391 Direct (1) (2)
                                       Executive Vice President,  Director


Charles M. Avampato                            Director                           32,894 Direct
                                                                                   5,138 Indirect

James K. Candler                               Director                           24,573 Direct (3)

James L. Davidson, Jr.                         Director                           181,631 Direct (3)
                                                                                   12,806 Indirect

John D. Lynch                                  Director                           32,912 Direct
                                                                                   4,687 Indirect

Charles R. Neighborgall, III                   Director                            2,857 Direct
                                                                                   3,656 Indirect

W. Lowrie Tucker, III                          Director                           32,939 Direct
                                                                                   7,599 Indirect

J. Lee Van Metre, Jr.                          Director                            2,822 Direct
                                                                                   2,612 Indirect

John H. Wick, III                              Director                          17,098 Direct
                                                                                 43,730 Indirect


NOMINEES FOR TWO-YEAR TERM:
---------------------------

John Mork                                       Nominee                            900 Direct

William A. Rice, Jr.                            Nominee                         5,825 Direct

Edwin H. Welch                                  Nominee                         2,517 Direct



                                       18



                                                                               SHARES
               NAME                     POSITIONS WITH COMPANY           BENEFICIALLY OWNED
               ----                     ----------------------           ------------------

CONTINUING DIRECTORS:
---------------------

Dennis M. Bone                                 Director                           1,040 Direct

James K. Brown                                 Director                             2,767 Direct
                                                                                   4,018 Indirect

Nelle Ratrie Chilton                           Director                           68,178 Direct

H. Rodgin Cohen                                Director                            3,446 Direct

R. Marshall Evans, Jr.                         Director                           44,633 Direct
                                                                               2,208,169 Indirect(4)

Bob M. Johnson                                 Director                           46,345 Direct(2)
                                                                                  31,892 Indirect

Robert E. Kamm, Jr.                            Director                          330,495 Direct
                                                                                  27,191 Indirect

Edward H. Maier                                Director                            26,000 Direct


J. Holmes Morrison                    President, Chief Executive Officer,          86,020 Direct (1) (2)
                                               Director                            15,583 Indirect

John L. D. Payne                               Director                             1,215 Direct
                                                                                  724,806 Indirect (5)

Lacy I. Rice, Jr.                              Director                            179,964 Direct
                                                                                     4,687 Indirect

Brent D. Robinson                          Senior Vice President,                 36,132 Direct (2)
                                                  Director                         1,065 Indirect

Richard B. Walker                                 Director                         4,544 Direct

Thomas D. Wilkerson                               Director                         3,112 Direct



                                       19



                                                                               SHARES
               NAME                     POSITIONS WITH COMPANY           BENEFICIALLY OWNED
               ----                     ----------------------           ------------------

EXPIRED TERMS:

Robert F. Baronner                      Chairman of the Board,                  15,792 Direct
                                               Director                           9,432 Indirect

James Gabriel                                  Director                          28,351 Direct
                                                                                  4,531 Indirect

Thomas E. Goodwin                              Director                          11,695 Direct
                                                                                 11,683 Indirect

Angus E. Peyton                                Director                          51,668 Direct
                                                                                255,888 Indirect

James W. Thompson                              Director                          24,929 Direct
                                                                                 10,195 Indirect

H. Bernard Wehrle, III                         Director                           3,943 Direct


OTHER EXECUTIVE OFFICERS:
-------------------------

Frederick H. Belden, Jr.               Executive Vice President                 45,965 Direct (1) (2)
                                                                                 3,125 Indirect

Laurance G. Jones                      Executive Vice President,                35,318 Direct (2)
                                        Chief Financial Officer                  6,537 Indirect

Kenneth R. Summers                       Senior Vice President                  54,953 Direct (1) (2)
                                                                                   276 Indirect

All Directors, Nominees and                                                      1,566,952 Direct
Executive Officers as a Group                                                    2,821,872 Indirect
(36 Individuals)



All Directors, Nominees and Executive Officers as a Group - 12.76%. Three of the above individuals beneficially own more than one percent of One Valley common stock: R. Marshall Evans, Jr. - 6.55%, Robert E. Kamm, Jr. - 1.04%, and John L.
D. Payne - 2.11%.

(1) Includes shares the individual has the right to acquire within 60 days through the exercise of options under One Valley's 1983 Stock Option
        Plan: Phyllis H. Arnold - 4,589, J. Holmes Morrison - 13,013, Kenneth R. Summers - 10,405, and Frederick H. Belden, Jr. - 1,687.

(2) Includes shares the individual has the right to acquire within 60 days through the exercise of options under One Valley's 1993 Stock Option
        Plan: Phyllis H. Arnold - 43,501, Bob M. Johnson - 6,000, Robert E. Kamm, Jr. - 27,801, J. Holmes Morrison - 57,626, Brent D. Robinson - 13,000, Kenneth R. Summers - 37,339, Frederick H. Belden, Jr. - 37,951, and Laurance G. Jones - 34,018.

(3) Includes shares the individual has the right to acquire within 60 days through the exercise of options under the FFVA Financial Corporation 1994 Stock Option Plan: James K. Candler - 13,238, and James L. Davidson, Jr. - 83,713.

(4)     See Note (1) under Certain Beneficial Owners.

(5) Consists of 146,247 shares held in nine trusts of which John L. D. Payne is a co-trustee, 567,434 shares held by Hubbard Properties, Inc., formerly Dickinson Company, LLC, Payne-Gallatin Mining Company and Horse Creek Land and Mining Company and 10,000 shares held by Southern Land Limited Partnership (in which companies Mr. Payne is an executive officer and director), and 1,125 shares owned by his children; does not include 191,586 shares held in or through trusts in which John L. D. Payne, at the discretion of trustees, is an income beneficiary.


CERTAIN BENEFICIAL OWNERS
ONE VALLEY COMMON STOCK OWNERSHIP

        Mr. R. Marshall Evans, Jr. is the only shareholder known to One Valley to beneficially own five percent or more of One Valley's common stock. "Beneficially own" means to own the shares directly, or to have the right to vote the shares, or to have the right to dispose of the shares. More than one person may "beneficially own" the same shares. For example, co-trustees of a trust may each be "beneficial owners" of the shares in the trust.


             Name and Address of          Amount and Nature of     Percent
               Beneficial Owner         Beneficial Ownership (1)   of Class
              ----------------         ------------------------    --------

            R. Marshall Evans, Jr.            2,252,802 (1)         6.55%
            3401 Northside Parkway
            Atlanta, GA   30327
----------------
(1) Consists of (a) 1,308,562 shares held as co-trustee with an individual co-trustee and One Valley Bank; (b) 219,464 shares held as co-trustee with One Valley Bank and another individual co-trustee; (c) 186,731 shares held with One Valley Bank as co-trustee; (d) 36,132 shares held by his wife as trustee of trusts for the benefit of his children; (e) 44,633 shares owned of record; (f) 9,033 shares owned of record by his wife; and (g) 438,247 shares owned by Hubbard

         Properties, Inc., formerly Dickinson Company, LLC, and 10,000 shares owned by Southern Land Limited Partnership (in which Mr. Evans is an executive officer and director). This does not include 35,654 shares held in trusts from which Mr. Evans may, at the discretion of the co-trusees, receive distributions of income and, under certain circumstances, distributions of principal.

        One Valley's subsidiary banks hold of record as trustee, co-trustee, executor or co-executor, 4,848,642 shares of stock representing 14.09% of the outstanding One Valley shares. One Valley does not vote all of these shares. The information below indicates when One Valley's subsidiary banks have voting control:

o  The banks do not vote the 4,095,763 shares held as co-trustee or co-executor.

o The banks hold 752,879 shares as sole trustee or sole executor, of which 707,666 shares (or 2.06% of the total shares outstanding) will be voted by the banks, as trustee or executor. These shares will be voted "FOR" the election of the 12 nominees as directors and "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors.

o The banks hold 45,213 shares as sole trustee or sole executor in personal trust and self-directed employee benefit accounts. These shares will be voted at the direction of the grantor, settlor or beneficiary of those accounts.

                            RATIFICATION OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

        The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for One Valley for 1999. Although the selection of auditors does not require shareholder ratification, the Board of Directors has submitted the appointment of Ernst & Young LLP to the shareholders for ratification. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will consider the appointment of other independent auditors.

        Ernst & Young LLP advised One Valley that no member of that accounting firm has any direct or indirect material interest in One Valley, or any of its subsidiaries. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will respond to appropriate questions. The proxies will vote your proxy "FOR" the ratification of the selection of Ernst & Young LLP unless otherwise directed.

                         FORM 10-K ANNUAL REPORT TO THE
                       SECURITIES AND EXCHANGE COMMISSION

        ONE VALLEY WILL PROVIDE A COPY OF ONE VALLEY'S 1998 ANNUAL REPORT ON FORM 10-K, WITHOUT CHARGE, TO ANY SHAREHOLDER, UPON WRITTEN REQUEST MAILED TO LAURANCE G. JONES, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ONE VALLEY BANCORP, INC., P. O. BOX 1793, CHARLESTON, WEST VIRGINIA 25326.


                                OTHER INFORMATION

        If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the Board of One Valley, or the Board of Directors may adopt a resolution to reduce the number of directors to be elected. The Board of Directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the Board of Directors.


                         SHAREHOLDER PROPOSALS FOR 1999

        Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to Merrell S. McIlwain II, Secretary of One Valley, at its executive offices, no later than November 29, 1999, to have it considered for inclusion in the proxy statement of the Annual Meeting in 2000.



                                                   J. Holmes Morrison
                                                   President

Charleston, West Virginia
March 26, 1999

                      PROXY ONE VALLEY BANCORP, INC. PROXY
                            CHARLESTON, WEST VIRGINIA

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1999


        Charles D. Dunbar, Elizabeth Lord and Louis S. Southworth II, or any one of them with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in One Valley Bancorp, Inc. at the Annual Meeting of Shareholders to be held April 27, 1999, and any adjournment thereof.

        Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted "FOR" the propositions listed on the reverse side and described more fully in the Proxy Statement of One Valley Bancorp, Inc., distributed in connection with this annual meeting. If any shares are voted cumulatively for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this Proxy shall be voted in accordance with recommendations of the Board of Directors.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.


                  (Continued and to be signed on reverse side.)

                            ONE VALLEY BANCORP, INC.

                   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING
                                     MANNER
                          USING DARK INK ONLY.    [ ]

The Board of Directors recommends a vote "FOR" the listed propositions.

                                                            FOR         WITHHOLD       FOR ALL
                                                            ALL           ALL          EXCEPT *
                                                             Except Nominee(s) Written Below
1.     Election of Directors for the terms specified
       in the Proxy Statement:                              [ ]            [ ]           [ ]

       Phyllis H. Arnold, Charles M. Avampato,
       James K. Candler, James L. Davidson, Jr.,
       John D. Lynch, John Mork,
       Charles R. Neighborgall, III, William A.
       Rice, Jr., W. Lowrie Tucker, III, J. Lee
       Van Metre, Jr., Edwin H. Welch and John H.
       Wick, III

-----------------------------------
* (Except Nominee(s) written above.)

2.     Ratify the selection of Ernst & Young LLP as FOR AGAINST ABSTAIN
       Independent Auditors for 1999.
                                                            [ ]            [ ]           [ ]

3. Transact such other business as may properly come before the meeting and any adjournment thereof.

                                                   Dated:  _________________, 1999

                                                   _______________________________________

                                                   Signature(s)

                                                   When signing as attorney, executor,
                                                   administrator, trustee or guardian, please
                                                   give full title. If more than one trustee,
                                                   all should sign.
